Exhibit 1.1

EXECUTED VERSION

Mylan N.V.

Underwriting Agreement

35,000,000 Ordinary Shares, Nominal Value €0.01 Per Share

March 31, 2015

MORGAN STANLEY & CO. LLC

GOLDMAN, SACHS & CO.

As Representatives of the several

Underwriters named in Schedule II hereto

c/o MORGAN STANLEY & CO. LLC

    1585 Broadway

    New York, New York 10036

Ladies and Gentlemen:

Abbott Established Products Holdings (Gibraltar) Limited, a private company limited by shares incorporated under the laws of Gibraltar, Laboratoires Fournier S.A.S., a simplified corporation (Société par actions simplifiée) organized under the laws of France and Abbott Investments Luxembourg S.à r.l., a Luxembourg private limited company (Société à responsabilité limitée) organized under the laws of Luxembourg (each, a “Selling Shareholder” and collectively, the “Selling Shareholders”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 35,000,000 ordinary shares, nominal value €0.01 per share (the “Firm Shares”), of Mylan N.V., a public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands (the “Company”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in the first column on Schedule III hereto. The Selling Shareholders also propose to sell to the several Underwriters not more than 5,250,000 additional shares of the Company’s capital, nominal value €0.01 per share (the “Additional Shares”), if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 3 hereof, with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in the second column on Schedule III hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, nominal value €0.01 per share, of the Company are hereinafter referred to as the “Ordinary Shares.” If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-202345), relating to the Ordinary Shares (the “Shelf Securities”), including the Shares, to be sold from time to time by the Selling Shareholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated February 27, 2015 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed pursuant to Rule 424 under the Securities Act. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of

Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to (A) any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) any Selling Shareholder furnished to the Company in writing expressly for use therein, it being understood and agreed that (x) the historical financial statements of Abbott Laboratories’ non-U.S. developed markets specialty and branded generics business (“Abbott EPD-DM”), including related notes, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and the financial information of Abbott EPD-DM provided by the Selling Shareholders to the Company in connection with the preparation of the pro forma financial information incorporated therein) and (y) the statements set forth under the heading “Selling Shareholders” in the Time of Sale Prospectus and the Prospectus, in the case of clause (y), to the extent such statements relate to the Selling Shareholders, constitute the only information furnished by the Selling Shareholders to the Company for purposes of this Section 1(b).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e) (i) Deloitte & Touche LLP, the accountants who certified the Company’s consolidated financial statements and the related financial statement schedule included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries (other than Abbott EPD-DM) within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) Deloitte & Touche LLP, the accountants who certified the combined financial statements for the years ended December 31,

2012 and 2013 of Abbott EPD-DM included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, were certified public accountants with respect to Abbott EPD-DM as of October 23, 2014 and during the period covered by the combined financial statements on which they reported, within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iii) Ernst & Young LLP, the accountants who certified Abbott EPD-DM’s combined financial statements for the year ended December 31, 2014 incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent auditor with respect to Abbott EPD-DM within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(f) The historical financial statements of the Company included in the Registration Statement, Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules and regulations thereunder. The summary historical financial data of the Company included in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) The pro forma financial information and the related notes thereto incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and are as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (i) there has not been any change in the share capital (other than (I) the Ordinary Shares issued to the Selling Shareholders or their affiliates as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus and (II) the issuance of Ordinary Shares upon exercise of stock options or other equity-based awards pursuant to the Company’s equity incentive plans disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus)or long-term debt of the Company or any of its subsidiaries, or any material adverse change in the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(i) The Company has been duly organized, is validly existing as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(j) Other than Mylan Delaware Inc., Mylan Luxembourg L3 S.C.S. and Mylan Luxembourg L4 S.C.S., which have been dissolved and exist solely for the purposes of their respective liquidation, each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or formation, as applicable, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiary.

(k) The authorized and issued share capital of the Company is as set forth in the Time of Sale Prospectus and the Prospectus. The shares comprising the issued share capital of the Company (including the Shares) have been validly issued and are fully paid, and a holder of Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares; and none of those shares was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) (a) Neither the Company nor any of its Significant Subsidiaries is in violation of its articles of association, charter or bylaws, as applicable, and (b) neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except in the case of this clause (b) for defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(n) The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement, Time of Sale Prospectus and the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement, Time of Sale Prospectus and the Prospectus, (including the sale of the Shares), and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate or other action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (x) the provisions of the articles of association, charter or by-laws, as applicable, of the Company or any of its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except in the case of clause (y) above, any such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) No labor dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, except such disputes or disturbances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment; and there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder and thereunder. The Registration Statement, Time of Sale Prospectus and the Prospectus disclose the legal proceedings required to be disclosed therein pursuant to Item 103 of Regulation S-K.

(q) All United States federal income tax returns, Dutch income tax returns and United Kingdom tax returns of the Company and its subsidiaries required by law to be filed have been filed or extensions thereof have been duly requested and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or where the failure to pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer, or persons performing similar functions, sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements for external purposes in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto; (ii) the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; and (iii) since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a–15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(t) Neither the Company nor any affiliate of the Company has taken, nor will the Company or (to the extent controlled by the Company) any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(u) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them.

(v) Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus and other than the registration or qualification under state securities or blue sky laws in connection with the offer and sale of the Shares, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus or the Prospectus; or for the due execution, delivery or performance of this Agreement by the Company, except such as have been already obtained.

(w) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(x) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos–containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(y) The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z) The statements set forth in the Registration Statement under the caption “Description of Ordinary Shares,” insofar as they purport to constitute a summary of a description of the Shares, are accurate, complete and fair in all material respects.

(aa) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union or the European Commission, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations of the Commission promulgated thereunder).

(dd) Under the current laws and regulations of the Netherlands all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Netherlands and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Netherlands; and except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Netherlands or the

United Kingdom , except that (i) such dividends and other distributions may need to be reported to the Dutch Central Bank for statistical purposes, (ii) the remittance of funds, including dividends and other distributions, to jurisdictions and/or Persons may be subject to Sanctions or similar measures and (iii) such dividends and other distributions may be subject to the obligations contained in Regulation (EC) No 1889/2005 of the European Parliament and of the Council of October 26, 2005.

(ee) The Company does not expect to be subject to material taxes in any jurisdiction other than the United Kingdom.

(ff) The Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year or in the foreseeable future.

(gg) Except for any taxes that would be imposed on the Underwriters by the United Kingdom, the Netherlands or the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection between the Underwriters and the jurisdiction imposing such tax (other than any connection resulting from the transactions contemplated by this Agreement and the Registration Statement, Time of Sale Prospectus and the Prospectus), no stamp or other issuance or transfer taxes or duties or other similar taxes are payable by or on behalf of the Underwriters to the United Kingdom, the Netherlands or the United States or any political subdivision or taxing authority thereof or therein, solely with respect to (i) the execution, delivery, consummation or enforcement of this Agreement or any other document or instrument to be furnished hereunder; (ii) the sale of the Shares to the Underwriters in the manner contemplated herein; or (iii) the resale and delivery of such Shares by the Underwriters in the manner contemplated in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(hh) It is not necessary under the laws of the Netherlands (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Netherlands, and it being understood that in the absence of an enforcement treaty between the Netherlands and the United States, a judgment of a United States court cannot be enforced in the Netherlands and that consequently the dispute will have to be re-litigated before the competent Netherlands court in order to obtain a judgment that can be enforced in the Netherlands against the Company, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholders of the Shares, for any of the Underwriters or any holder of Shares or the Company to be qualified or entitled to carry out business in the Netherlands.

(ii) This Agreement is in proper form under the laws of the Netherlands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Netherlands of this Agreement.

(jj) The Company has the power to submit, and pursuant to Section 15(a) of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 15(a) of this Agreement), and has the power to designate, appoint and empower, and pursuant to Section 15(a) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, articles of association, by-laws or other organizational documents of such Selling Shareholder, as applicable, (iii) any agreement or other instrument binding upon such Selling Shareholder that is material to such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares (acknowledged by the Company as necessary), as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of the foregoing representation, such Selling Shareholder has assumed that when such payment, delivery and crediting occur (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case in the relevant part of the Company’s share registry as referred to in Section 2:85 of the Dutch Civil Code in accordance with its certificate of incorporation, articles of association, bylaws or other organizational documents, as applicable, and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(e) are limited solely to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that (i) the historical financial statements of Abbott EPD-DM, including related notes, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and the financial information of Abbott EPD-DM provided by the Selling Shareholders to the Company in connection with the preparation of the pro forma financial information incorporated therein) and (ii) the statements set forth under the heading “Selling Shareholders” in the Time of Sale Prospectus and the Prospectus, to the extent such statements relate to the Selling Shareholders, constitute the only information furnished by the Selling Shareholders to the Company for purposes of this Section 2(e).

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholders at $56.89125 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Selling Shareholders as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends or other distributions declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Selling Shareholders and the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. The number of Additional Shares to be purchased from each Selling Shareholder by the Underwriters, collectively, pursuant to an exercise notice shall equal the number of Additional Shares to be purchased from the Selling Shareholders, collectively, pursuant to an exercise notice multiplied by the fraction obtained by dividing (i) the number opposite such Selling Shareholder’s name under the column titled “Number of Additional Shares to Be Sold” on Schedule III hereto by (ii) the total number opposite the word “Total” under the column titled “Number of Additional Shares to Be Sold” on Schedule III hereto (subject to such adjustments to eliminate fractional shares as you may determine). The number of such Additional Shares to be purchased by each Underwriter from each Selling Shareholder pursuant to an exercise notice shall be the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Additional Shares to be sold by such Selling Shareholder as (i) the number opposite such Underwriter’s name under the column titled “ Number of Additional Shares to Be Purchased” on Schedule II hereto bears to (ii) the total number opposite the word “Total” under the column titled “Number of Additional Shares to Be Purchased” on Schedule II hereto. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of Ordinary Shares by the Underwriters in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares as set forth in this Section 3.

4. Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be agreed upon in writing by you and the Selling Shareholders. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as may be agreed upon in writing by you and the Selling Shareholders.

The Firm Shares and the Additional Shares shall be registered in such names as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Selling Shareholders, against payment of the Purchase Price therefor.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) To prepare the Prospectus in a form that complies in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably and timely object, unless otherwise required by applicable law.

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably and timely object, unless otherwise required by applicable law.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor promptly to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation as a foreign corporation in such jurisdiction if it is not otherwise so subject.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memorandum (such fees and disbursements of counsel for the Underwriters pursuant to this clause (ii) not to exceed $10,000), (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (including fees and disbursements of counsel for the Underwriters pursuant to this clause (iii) in an amount not to exceed $10,000), (iv) all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show; provided that the Underwriters shall be responsible for 50% of the third-party costs of any private aircraft incurred in connection with such roadshow, (vi) the document production charges and expenses associated with printing this Agreement and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6, Section 9 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including fees of their counsel, all expenses incurred by the Underwriters in connection with any roadshow, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding anything to the contrary herein, the Selling Shareholders covenant and agree that they will pay all fees, costs and expenses that the Selling Shareholders are required to pay in accordance with Section 6.8 of the Shareholder Agreement.

(j) Without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period referred to in Section 7(b) below, (1) offer,

pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) stock options, restricted stock, restricted stock units or other equity-based awards, and any Ordinary Shares underlying or subject to such compensatory awards, granted pursuant to stock-based compensation plans of the Company and its subsidiaries or other employee benefit plans, equity incentive plans or other employee compensation plans disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (provided that such awards and the Ordinary Shares underlying or subject to such awards shall not vest during the Restricted Period, except (i) in connection with terminations of service, death, disability or a change in control in accordance with the terms and conditions of the relevant plan and award or other agreement or (ii) pursuant to the director compensation programs described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), (c) any Ordinary Shares issued upon the exercise of options granted or the vesting of restricted stock units outstanding on the date hereof and in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (d) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of Ordinary Shares pursuant to any incentive compensation plan in effect as of the date hereof, (e) the filing by the Company of any universal shelf registration statement on Form S-3 (but not the issuance of any equity securities thereunder) and (f) the entry into an agreement providing for, or the filing of any registration statement on Form S-4 with the Commission in connection with, the issuance by the Company of Ordinary Shares in connection with (1) mergers or other business combinations, (2) the acquisition of securities, businesses, properties or other assets of another person or entity, or (3) strategic transactions (including joint ventures or partnerships), commercial relationships and, in each case, the issuance of such shares or securities pursuant to any such agreement or any employee benefit plan assumed by the Company in connection with any such transaction (but only insofar as each party that receives Ordinary Shares or any such substantially similar securities pursuant to this clause (j) during the Restricted Period enters into an agreement substantially in the form of Exhibit A hereto).

If this Agreement (other than the terms thereof which survive termination) shall terminate or be terminated prior to payment and delivery of the Shares to be sold hereunder, then the restrictions contained in this Section 6(j) shall be of no force and effect, and the restrictions on transactions relating to the Shares contained in this Section 6(j) shall be null and void.

(k) Until the offering of the Shares is complete, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(l) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Company acknowledges and agrees that the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

7. Covenants of the Selling Shareholders. (a) Each Selling Shareholder hereby, severally and not jointly, agrees that it will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Each Selling Shareholder hereby, severally and not jointly, agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) transactions by a Selling Shareholder relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (c) any transfer of Ordinary Shares in response to a tender or exchange offer permitted in accordance with Section 3.1(b)(ii) of the Shareholder Agreement dated as of February 27, 2015 among the Company, Abbott Laboratories and the Selling Shareholders (the “Shareholder Agreement”) and (d) transfers of Ordinary Shares or any securities convertible into Ordinary Shares by a Selling Shareholder to another Selling Shareholder or to another direct or indirect wholly-owned subsidiary of Abbott Laboratories or distributions by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares to stockholders or other equity holders of the Selling Shareholder in accordance with Section 3.1(b)(i) of the Shareholder Agreement; provided that in the case of any transfer or distribution pursuant to clause (d), (i) each transferee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in the aggregate beneficial ownership of Ordinary Shares by Abbott Laboratories and its subsidiaries, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period. In addition, each Selling Shareholder, agrees that, without the prior written consent of each Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

If this Agreement (other than the terms thereof which survive termination) shall terminate or be terminated prior to payment and delivery of the Shares to be sold hereunder, then the restrictions contained in this Section 7(b) shall be of no force and effect, and the restrictions on transactions relating to the Shares contained in this Section 7(b) shall be null and void.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company in this Agreement, at and as of the Closing Date, shall be true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives its opinion and negative assurance letter, in each case dated the Closing Date, in form and substance reasonably acceptable to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(b) (i) Cravath, Swaine & Moore LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinions and negative assurance letter, dated the Closing Date, in the form set forth in Annex A-1 hereto, (ii) NautaDutilh N.V., Dutch counsel for the Company, shall have furnished to the Representatives their written opinions, dated the Closing Date, in the form set forth in Annex-2 hereto and (iii) Slaughter and May, United Kingdom tax counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in the form set forth in Annex A-3 hereto.

(c) (i) Baker & McKenzie LLP, U.S. counsel for the Selling Shareholders, shall have furnished to the Representatives their written opinion, dated the Closing Date, in the form set forth in Annex B-1 hereto, (ii) Triay Stagnetto Neish, Gibraltar counsel for Abbott Established Products Holdings (Gibraltar) Limited, shall have furnished to the Representatives their written opinion, dated the Closing Date, in the form set forth in Annex B-2 hereto, (iii) Baker & McKenzie SCP, French counsel for Laboratoires Fournier S.A.S., shall have furnished to the Representatives their written opinion, dated the Closing Date, in the form set forth in Annex B-3 hereto and (iv) Baker & McKenzie Luxembourg, Luxembourg counsel for Abbott Investments Luxembourg S.à r.l., shall have furnished to the Representatives their written opinion, dated the Closing Date, in the form set forth in Annex B-4 hereto.

(d) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from (i) Deloitte & Touche LLP, an independent public accounting firm with respect to the Company and its subsidiaries (other than Abbott EPD-DM), with respect to the Company’s consolidated financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus and the Prospectus, (ii) Deloitte & Touche LLP, certified public accountants with respect to Abbott EPD-DM as of October 23, 2014 and during the period covered by the combined financial statements on which they reported, with respect to Abbott EPD-DM’s combined financial statements and certain financial information for the years ended December 31, 2012 and 2013 contained in the Registration Statement, Time of Sale Prospectus and the Prospectus and (iii) Ernst & Young LLP, an independent auditor with respect to Abbott EPD-DM, with respect to Abbott EPD-DM’s combined financial statements and certain financial information for the year ended December 31,

2014 incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters; provided that each letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof, except for the letter from Ernst & Young LLP which shall have a “cut-off” date of March 23, 2015.

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries on a consolidated basis or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, equity or results of operations of the Company and its subsidiaries on a consolidated basis, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in this Agreement and in the Prospectus.

(f) Subsequent to the execution of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s outstanding indebtedness by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s outstanding indebtedness.

(g) Subsequent to the execution of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h) The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsection (e) of this Section 9 and as to such other matters as you may reasonably request.

(i) Each of the Selling Shareholders shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of such Selling Shareholder reasonably satisfactory to you as to the accuracy of the representations and warranties of such Selling

Shareholder herein at and as of such Closing Date, as to the performance in all material respects by such Selling Shareholder of all of its obligations hereunder to be performed at or prior to such Closing Date and as to such other matters as you may reasonably request.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the valid incorporation and existence of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

10. Indemnity and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and each Selling Shareholder, and each of its respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or any Selling Shareholder, as applicable, within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Shareholder, as applicable, or its respective affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such Selling Shareholder and each such affiliate, director, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter, such Selling Shareholder or such affiliate, director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the statements set forth in (A) the first and second sentence in the third paragraph under the heading “Underwriting” and (B) the paragraph under the heading “Underwriting—Stabilization, Short Positions and Penalty Bids” in the Time of Sale Prospectus and the Prospectus, to the extent such statements relate to the Underwriters, constitute the only information furnished by the Underwriters to the Company for the purposes of this Section 10(a) or (ii) information contained in (A) the statements set forth under the heading “Selling Shareholders” in the Time of Sale Prospectus and the Prospectus, to the extent such statements relate to the Selling Shareholders, and (B) to the extent the Selling Shareholders are satisfying their indemnification obligations hereunder in respect of such loss, claim, damage or liability (but only to such extent), the historical financial statements of Abbott EPD-DM, including related notes, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and the financial information of Abbott EPD-DM provided by the Selling Shareholders to the Company in connection with the preparation of the pro forma financial information incorporated therein), it being understood and agreed that the information described in this clause (ii) constitutes the only information furnished in writing by the Selling Shareholders to the Company for purposes of this Section 10(a).

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Shareholder and each of their respective affiliates, directors, officers and employees, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities to which such parties may become subject, under the Securities Act and otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein (it being understood that such written information includes only the information referred to in Section 10(a)); and each Underwriter will reimburse the Company and Selling Shareholders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Each Selling Shareholder will, severally and not jointly, indemnify and hold harmless each Underwriter and the Company, and each of their respective affiliates, directors, officers and employees, and each person, if any, who controls the Company or any Underwriter within the meaning of the Securities Act and the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case solely with respect to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the historical financial statements of Abbott EPD-DM, including related notes, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and the financial information of Abbott EPD-DM provided by the Selling Shareholders to the Company in connection with the preparation of the pro forma financial information incorporated therein) and the statements set forth under the heading “Selling Shareholders” in the Time of Sale Prospectus and the Prospectus, to the extent such statements relate to the Selling Shareholders, constitute the only information furnished by the Selling Shareholders to the Company for purposes of this Section 11. Each Selling Shareholder will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company or such respective affiliate, director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under Section 10(a), 10(b) or 10(c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect each of the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of each of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Each of the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. Each of the relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before such Selling Shareholder’s expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm

Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated pursuant to Section 11 hereof, the Company and each of the Selling Shareholders shall not then be under any liability to any Underwriter except as provided in Sections 6(i) and 10 hereof; but, if for any other reason, the Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, such Selling Shareholders (and, if such failure is directly attributable to any act or failure to act by the Company, the Company) will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company and each of the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Section 6(i) and 10 hereof.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and the Shareholder Agreement and any other prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’-length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. The Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and each of the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company and each of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Corporation Service Company, with offices at 80 State Street, Albany, New York 12207-2543 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c) Each of the Selling Shareholders hereby irrevocably appoints Abbott Laboratories, with offices at 100 Abbott Park Road, Abbott Park, Illinois 60064-6092, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Each of the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Shareholder represents and warrants that such agent has agreed to act as the Selling Shareholders’ agent for service of process, and such Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17. Several Obligations. Notwithstanding any provision in this Agreement to the contrary, all of the respective obligations of the Company, on one hand, and the Selling Shareholders, on the other hand, in this Agreement are several, and not joint and several, obligations of the respective parties. The Company shall not have any liability or obligation to the Underwriters or any other person with respect to the failure of any Selling Shareholder to comply with or perform its obligations under or in connection with this Agreement, and the Selling Shareholders shall not have any liability or obligation to the Underwriters or any other person with respect to the failure of the Company to comply with or perform its obligations under or in connection with this Agreement.

18. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval or any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto; and if to the Selling Shareholders shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Signature pages follow]

Very truly yours,

Mylan N.V.

By:	/s/ John D. Sheehan
Name: John D. Sheehan
Title: Executive Vice President and Chief Financial Officer

Signed by a duly authorized signatory for and on behalf of Abbott Established Products Holdings (Gibraltar) Limited

By:	/s/ Robert E. Funck
Name: Robert E. Funck
Title: Authorized Representative

Laboratoires Fournier S.A.S.

By:	/s/ Robert E. Funck
Name: Robert E. Funck
Title: Authorized Representative

Abbott Investments Luxembourg S.à r.l.

By:	/s/ Robert E. Funck
Name: Robert E. Funck
Title: Authorized Representative

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Kathy Bergsteinsson
Name:	Kathy Bergsteinsson
Title:	Managing Director

By:	Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Representatives:

Representatives authorized to release lock-up under Section 6(j) and Section 7(b):	Morgan Stanley & Co. LLC and Goldman, Sachs & Co.

Representative authorized to appoint counsel under Section 10(d):	Morgan Stanley & Co. LLC

Registration Statement File No.:	333-202345

Time of Sale Prospectus

	1.	Prospectus dated February 27, 2015 relating to the Shelf Securities

	2.	The preliminary prospectus supplement dated March 30, 2015 relating to the Shares

	3.	Pricing information:

a. Number of Firm Shares: 35,000,000

b. Number of Additional Shares: 5,250,000

c. Initial Public Offering Price: $58.35

Title of Shares to be purchased:	Ordinary shares, nominal value of €0.01

Number of Firm Shares:	35,000,000

Number of Additional Shares	5,250,000

Purchase Price:	$56.89125 a share

Initial Public Offering Price	$58.35 a share

Selling Concession:	$0.87525 a share

Closing Date and Time:	April 6, 2015 9:00 a.m.

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

I-1

Address for Notices to Underwriters:

Morgan Stanley & Co. LLC:

1585 Broadway

New York, New York 10036

Fax: 212-507-8999

Attn: Investment Banking Division

Copy to: Legal Department

Goldman, Sachs & Co.:

200 West Street

New York, New York 10282

Attn: Registration Department

Address for Notices to the Company:	Mylan N.V. c/o Mylan Inc. 1000 Mylan Boulevard Canonsburg, Pennsylvania 15317 Attn: John D. Sheehan

Address for Notices to the Selling Shareholders:	c/o Abbott Laboratories 100 Abbott Park Road Abbott Park, Illinois 60064-6092 Attn: Secretary

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares to Be Sold (Assuming 5,250,000 Additional Shares Are Purchased)
MORGAN STANLEY & CO. LLC	23,450,000	3,517,500
GOLDMAN, SACHS & CO.	11,550,000	1,732,500

Total:	35,000,000	5,250,000

II-1

SCHEDULE III

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares to Be Sold (Assuming 5,250,000 Additional Shares Are Purchased)
Abbott Established Products Holdings (Gibraltar) Limited	17,500,000	0
Laboratoires Fournier S.A.S.	804,125	0
Abbott Investments Luxembourg S.à r.l.	16,695,875	5,250,000

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

            , 2015

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman, Sachs & Co. (“GS”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Mylan N.V., a public limited liability company formed under the laws of the Netherlands (the “Company”), and Abbott Established Products Holdings (Gibraltar) Limited, a private company limited by shares organized under the laws of Gibraltar, Laboratoires Fournier S.A.S., a simplified corporation (Société par actions simplifiée) organized under the laws of France and Abbott Investments Luxembourg S.à r.l., a Luxembourg private limited company (Société à responsabilité limitée) organized under the laws of Luxembourg (collectively, the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several underwriters named therein, including Morgan Stanley and GS (the “Underwriters”), of 35,000,000 ordinary shares, nominal value €0.01 (the “Shares”), in the capital of the Company. The ordinary shares, nominal value €0.01, in the capital of the Company are hereinafter referred to as the “Ordinary Shares.”

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and GS on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to,

Exhibit A-1

the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares (other than the preparation, execution or filing of registration statement(s) on Form(s) S-8 to register Ordinary Shares issued or issuable pursuant to the Company’s incentive plans). The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions; (b) transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares as a bona fide gift or to immediate family members or to a trust formed for the benefit of the undersigned or an immediate family member of the undersigned for estate planning purposes or to a foundation; (c) transfers or dispositions of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or member of the immediate family of the undersigned; (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, distributions of Ordinary Shares or any security convertible into Ordinary Shares to (i) any entity that is controlled by, controls or is under common control with such entity, (ii) the general or limited partners, members, stockholders, affiliates or wholly-owned subsidiaries of such entity or (iii) if such entity is a trust, to the trustee or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made in connection with such transfer or distribution during the Restricted Period; (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period; (f) transfers of Ordinary Shares pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act entered into by the undersigned prior to the date hereof, subject to the undersigned disclosing in the related Form 4 under Section 16(a) of the Exchange Act, when reporting the reduction in beneficial ownership of Ordinary Shares for such transfer, that such transfer was made pursuant to the terms of a pre-existing trading plan established pursuant to Rule 10b5-1 under the Exchange Act; (g) transfers of the undersigned’s Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to the Company pursuant to any contractual arrangement in effect on the date hereof that provides for the repurchase of the undersigned’s Ordinary Shares or such other securities by the Company or in connection with the termination of the undersigned’s employment with the Company; (h) transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares that occur by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (i) the exercise of options, stock appreciation rights or warrants to purchase Ordinary Shares or the vesting, conversion, exchange, settlement or delivery of Ordinary Shares in connection with any other equity-based awards pursuant to any incentive plans on the terms of such plans as described in the Prospectus; provided that any Ordinary Shares received upon such exercise, vesting, conversion, exchange or settlement shall be subject to all of the restrictions set forth in this letter agreement; and (j) transfers of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis to cover tax withholding obligations of the

Exhibit A-2

undersigned in connection with such vesting or exercise. For purposes of this paragraph, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than first cousin.

Furthermore, notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares to a bona fide third party pursuant to a tender offer, merger, amalgamation, consolidation or other similar transaction involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or such securities in favor of such transaction); provided that if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares subject to this letter agreement shall remain subject to the restrictions set forth herein.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

Notwithstanding anything herein to the contrary, this letter agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder if (i) the closing of the Public Offering has not occurred on or prior to 5:00 p.m., New York City time, on April 13, 2015, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, either the Representatives, on the one hand, or the Selling Shareholders or the Company, on the other hand, notifies the other(s) in writing that it does not intend to proceed with the Public Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

Exhibit A-3

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name)

(Address)

Exhibit A-4

Annex-A-1

Opinion of U.S. Counsel to the Company

1. To the extent New York law is applicable, the Underwriting Agreement, assuming its due authorization, has been duly executed and delivered by the Company.

2. Assuming (i) the validity of such action under the laws of the Netherlands or any other applicable law (other than the laws of the State of New York) and (ii) that the Underwriting Agreement constitutes an agreement in consideration of or relating to an obligation arising out of a transaction covering in the aggregate not less than $1,000,000, under Section 5-1402 of the General Obligation Law of the State of New York, under the laws of the State of New York, the Company has, pursuant to Section 15 of the Underwriting Agreement, validly and irrevocably submitted to the jurisdiction of any Federal or State court in The City of New York and validly and irrevocably appointed Corporation Service Company as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement.

3. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

4. The consummation of the transactions contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement (i) does not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement and (ii) will not violate any law, rule or regulation of the United States of America or the State of New York, in each case, except for such breaches, defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. Our opinion in clause (i) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

5. The statements made in the Prospectus and the Specified Disclosure Package under the heading “Material Tax Consequences—U.S. Federal Income Tax Considerations”, insofar as they purport to describe the material U.S. Federal tax consequences of an investment in Ordinary Shares, fairly summarize the matters therein described.

6. Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We express no opinion herein as to any provision of the Underwriting Agreement that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or

Annex A-1-1

any Federal appellate court, to adjudicate any controversy related to the Underwriting Agreement, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of the Underwriting Agreement to the extent such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Underwriting Agreement.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in paragraph (3) above.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to the provision of pharmaceutical products or services to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

In expressing our opinion set forth in paragraph 2, we note that the choice of the law of the State of New York as the governing law of the Underwriting Agreement is subject to the limitations specified in Section 5-1401 of the General Obligations Law of the State of New York, and we express no opinion as to matters which, as a result of the application of said Section 5-1401, are not governed by New York law.

Annex A-1-2

Annex-A-2

Opinion of Dutch Counsel to the Company

Corporate Status

1.	The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid and is validly existing as a naamloze vennootschap.

Corporate Power

2.	The Company has the corporate power to enter into the Underwriting Agreement and to perform its obligations thereunder. The Company does not violate any provision of its Articles of Association by entering into the Underwriting Agreement or by performing its obligations thereunder.

Corporate Action

3.	The Company has taken all corporate action required by its Articles of Association and Netherlands law in connection with entering into the Underwriting Agreement and the performance of its obligations thereunder.

Valid Signing

4.	The Underwriting Agreement has been validly signed on behalf of the Company.

Sale Shares

5.	The Sale Shares are validly issued, fully paid and non-assessable.

Pre-emption Rights

6.	Any pre-emption rights (voorkeursrechten) with respect to the issue of the Sale Shares have been validly excluded.

Statements in Registration Statement

7.	All statements made in the Registration Statement under the caption “Description of Ordinary Shares”, in respect of Netherlands law and to the extent they do not relate to factual statements, constitute a fair summary of the matters of Netherlands law or the Articles of Association, as the case may be, as referred to therein.

Annex A-2-1

Authorised Share Capital

8.	The authorised share capital (maatschappelijk kapitaal) of the Company amounts to EUR 24,000,000, divided into 1,200,000,000 Ordinary Shares and 1,200,000,000 Preferred Shares, each having a nominal value of EUR 0.01.

Choice of Law

9.	The Netherlands courts will recognise the choice of the internal laws of the State of New York to govern the contractual obligations of the Company under the Underwriting Agreement.

Enforceability

10.	The contractual obligations of the Company under the Underwriting Agreement are enforceable against it in the Netherlands in accordance with its terms.

No Violation

11.	The entering into of the Underwriting Agreement by the Company does not in itself result in a violation of Netherlands law that would affect the enforceability of the Underwriting Agreement against it in the Netherlands.

12.	The Company does not violate any provision of its Articles of Association by entering into the Underwriting Agreement.

No Authorisations, Consents or Approvals

13.	No authorisation, consent, approval, licence or order from, notice to, or registration, filing with any regulatory or other authority or governmental body of the Netherlands is required by the Company in connection with its entering into the Underwriting Agreement or the performance of its contractual obligations thereunder, which, if not obtained or made, would affect the enforceability of the Underwriting Agreement against it in the Netherlands.

Jurisdiction

14.	The submission by the Company in the Underwriting Agreement to the jurisdiction of any New York State or United States Federal court will be recognised by the Netherlands courts.

No Immunity

15.	The Company cannot claim immunity from the enforcement of judgments of the competent Netherlands courts.

Enforcement of Judgments

16.	There is no enforcement treaty between the Netherlands and the United States of America other than in relation to arbitral awards. Consequently, a judgment of any New York State

Annex A-2-2

or United States Federal court cannot be enforced in the Netherlands. In order to obtain a judgment in respect of the Underwriting Agreement that can be enforced in the Netherlands against the Company, the dispute will have to be re-litigated before the competent Netherlands court. This court will have discretion to attach such weight to the judgment of the relevant New York State or United States Federal court as it deems appropriate. Given the submission by the Company to the jurisdiction of any New York State or United States Federal court, the Netherlands courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations of the Company under the Underwriting Agreement without re-examination or re-litigation of the substantive matters adjudicated upon. This would require (i) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (ii) such judgment not being contrary to the public policy of the Netherlands and (iii) such judgment not being incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognisable in the Netherlands.

Annex A-2-3

Annex-A-3

Opinion of U.K. Tax Counsel for the Company

Based upon the Prospectus Supplement and those other documents and subject to the qualifications set out below and in the Prospectus Supplement, we are of the opinion that the statements contained in the UK Tax Section, insofar as they purport to describe the material UK tax consequences for certain holders of ordinary shares of Mylan, fairly summarise the matters described therein.

Our opinion is based on existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect. Any change in applicable laws or the current practice of HM Revenue & Customs, or any inaccuracy in the documents upon which we have relied, may affect the continuing validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered in the UK Tax Section. We have not been asked to address, nor have we addressed, any other tax consequences for holders of ordinary shares of Mylan (or, generally, tax consequences for Mylan or any other person).

Annex A-3-1

Annex-B-1

Opinion of Baker & McKenzie LLP, U.S. Counsel to the Selling Shareholders

1. The execution and delivery by the Selling Shareholders of the Underwriting Agreement and the performance by the Selling Shareholders of their obligations under the Underwriting Agreement, including the sale of the Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement, will not (i) contravene or violate any provision of Applicable Law, (ii) to our knowledge, result in a breach of or default under any agreement or other instrument binding upon any Selling Shareholder or (iii) to our knowledge, contravene any judgment, order or decree of any United States Federal or New York State court, except in the case of clause (ii) and (iii) for such breaches, defaults or contraventions as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Selling Shareholder to performance its obligations under the Underwriting Agreement in accordance with the terms and conditions thereof. No consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Selling Shareholders of their obligations under the Underwriting Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with offer and sale of the Shares (as to which we express no opinion).

2. Upon payment for the Shares to be sold by each Selling Shareholder pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters, (a) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC and (b) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement.

The opinions expressed above are subject to the following assumptions, exceptions and qualifications:

(a) We have assumed that (i) all information contained in all documents reviewed by us is true and correct in all respects, including each of the representations and warranties of each of the parties set forth in the Underwriting Agreement, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted as copies are true and complete copies of the originals thereof, (v) each Representative has all power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Underwriting Agreement has been duly authorized, executed and delivered by each Representative, and the Underwriting Agreement is the valid and binding obligation of each Representative, enforceable against each Representative in accordance with its terms, (vi) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder, (vii) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (viii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence and (ix) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Underwriting Agreement.

Annex B-1-1

(b) Whenever an opinion herein is qualified by “known to us,” “to our knowledge” or similar phrase, it is limited to the information specified by Abbott in a certificate to us.

(c) For purposes of this opinion letter, the term “Applicable Law” means the Federal laws of the United States of America and the laws of the State of New York, in each case as currently in effect, that in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that “Applicable Law” does not include the antifraud provisions of the securities laws of any applicable jurisdiction or any state securities commission, the rules and regulations of FINRA, blue sky laws of the various states, fraudulent conveyance or transfer laws or tax laws, without regard to the particular nature of the business conducted by any Selling Shareholder.

(d) For purposes of this letter, the term “Governmental Authority” means any United States Federal or New York State court or governmental authority having jurisdiction over a Selling Shareholder.

(e) The opinions expressed above are limited to the internal laws of the State of New York and the Federal laws of the United States of America, and we express no opinion with respect to the effect or application of any other laws. Further, we express no opinion with respect to compliance with the registration provisions of the securities or blue sky laws of any state or with the antifraud provisions of the securities or other laws of the United States, any state or any other jurisdiction. The opinions expressed above are limited to the laws referred to above as in effect on the date hereof.

(f) We express no opinion with respect to the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court.

(g) In rendering the opinions set forth in paragraph 2 above, we have assumed that (i) neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares and (ii) when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate or articles of incorporation or association, bylaws, other organizational documents and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

Annex B-1-2

Annex-B-2

Opinion of Triay Stagnetto Neish, Counsel to Abbott Established Products Holdings (Gibraltar) Limited

(a)	Status

The Selling Shareholder is a private company limited by shares, incorporated and validly existing under Gibraltar law for an unlimited duration.

(b)	Corporate power and authority

The Selling Shareholder:

(i)	has the corporate power to execute the Underwriting Agreement and to perform the obligations expressed to be assumed by it thereunder; and

(ii)	has taken all corporate action necessary to authorise the execution and performance of the Underwriting Agreement.

(c)	Due execution

The Selling Shareholder has duly executed the Underwriting Agreement.

(d)	No conflict with laws

The execution by the Selling Shareholder of the Underwriting Agreement does not result in any violation of (i) its Articles of Association or (ii) the Companies Act 2014.

(e)	Consents

The execution by the Selling Shareholder of the Underwriting Agreement does not require any authorisation or approval from, action by, notice to or filing with, any government, administration or other authority or court in Gibraltar.

(f)	Stamp duty

No stamp or registration duty, or similar taxes or charges are payable in Gibraltar in connection with the execution of the Underwriting Agreement.

(g)	No immunity

The Selling Shareholder is not entitled in Gibraltar to claim immunity from jurisdiction or execution with respect to any action or proceedings brought in connection with its obligations under the Underwriting Agreement.

(h)	Choice of law

Annex B-2-1

The choice of the law of the State of New York as the law governing the Underwriting Agreement will be upheld as a valid choice of law by the courts of Gibraltar.

(i)	Submission to jurisdiction

The submission to jurisdiction by the Selling Shareholder contained in the Underwriting Agreement is valid, binding and enforceable on the Selling Shareholder.

(j)	Enforcement of judgments

(i)	A final and conclusive judgment in respect of the Underwriting Agreement obtained against the Selling Shareholder in the federal courts of the United States of America located in the City and County of New York or courts of the State of New York would be recognised and enforced by Gibraltar courts in accordance with and subject to Gibraltar law.

(ii)	A foreign judgment is capable of recognition and enforcement by the Gibraltar Courts if:

(A)	the person against whom the judgment was given was, at the time the proceedings were instituted, present in the foreign country; or

(B)	the person against whom the judgment was given was the claimant, or counterclaimant, in the proceedings in the foreign court; or

(C)	the person against whom the judgment was given submitted to the jurisdiction of that court by voluntarily appearing in the proceedings; or

(D)	the person against whom the judgment was given had before the commencement of the proceedings agreed in respect of the subject matter of the proceedings, to submit to the jurisdiction of that court or of the court of that country.

Annex B-2-2

Annex-B-3

Opinion of Baker & McKenzie SCP, Counsel to the Laboratoires Fournier S.A.S.

3.1	Status

The Selling Shareholder is validly existing under French law as a simplified stock corporation (société par actions simplifiée) registered with the Trade and Company Register (Registre du Commerce et des Sociétés) of Nanterre under the number 311 596 670 and has a corporate existence expiring (unless previously extended or terminated) on July 10, 2106.

3.2	Corporate power and authority

The Selling Shareholder (i) has the corporate power to execute the Underwriting Agreement and the capacity under French law to perform the obligations expressed to be assumed by it thereunder, and (ii) has taken all corporate actions necessary under French law to authorise the execution of the Underwriting Agreement.

3.3	Due execution

The Selling Shareholder has duly executed the Underwriting Agreement.

3.4	No conflict with laws

The execution by the Selling Shareholder of the Underwriting Agreement does not result in any violation of (i) Statuts (articles of association) of the Selling Shareholder, or (ii) any provision of the Code de Commerce that would apply to the execution of the Underwriting Agreement.

3.5	Consents

The execution by the Selling Shareholder of the Underwriting Agreement does not require any authorisation or approval from, action by, notice to or filing with, any government, administration or other authority or court in France.

3.6	No immunity

The Selling Shareholder is not entitled in France to claim immunity from jurisdiction or execution with respect to any action or proceedings brought in connection with its obligations under the Underwriting Agreement.

3.7	Choice of law

The choice of the law of the State of New York as the law governing the Underwriting Agreement will be upheld as a valid choice of law by the courts of France.

3.8	Submission to jurisdiction

Annex B-3-1

Subject to the qualifications below, the submission to jurisdiction by the Selling Shareholder contained in the Underwriting Agreement is valid, binding and enforceable on the Selling Shareholder.

3.9	Enforcement of judgments

Subject to the qualifications below, a final and conclusive judgment in respect of the Underwriting Agreement obtained against the Selling Shareholder in the federal courts of the United States of America located in the City and County of New York or courts of the State of New York would be recognised and enforced by French courts subject to the applicable enforcement procedure (exequatur).

Pursuant to French case law, the granting of exequatur is subject to the following requirements:

(a)	the foreign court order must be enforceable in the country of origin;

(b)	the court of origin must have had jurisdiction according to its own laws;

(c)	the foreign decision must not violate the rights of defense;

(d)	the considerations of the foreign order as well as the judgment as such must not contravene both material and procedural French international public order; and

(e)	the foreign order must not have been rendered subsequent to an evasion of French law (“fraude à la loi”).

Annex B-3-2

Annex-B-4

Opinion of Baker & McKenzie Luxembourg, Counsel to Abbott Investments Luxembourg S.à r.l.

1.	Abbott Luxembourg is a private limited liability company (société anonyme) incorporated and existing under the laws of Luxembourg for an unlimited duration.

2.	Based solely on the Negative Certificate, Abbott Luxembourg has not been declared bankrupt (en faillite) or is not subject to procedures of controlled management (gestion contrôlée), moratorium of payments (sursis de paiement), composition procedures (concordat préventif de faillite), judicial liquidation (liquidation judiciaire), voluntary liquidation (liquidation volontaire) or any similar foreign procedure under the Council Regulation (EC) no. 1346/2000 of 29 May 2000 on insolvency proceedings, as amended (the “Insolvency Regulation”) and no interim receiver (administrateur provisoire) or similar officer has been appointed with respect to Abbott Luxembourg.

3.	Abbott Luxembourg has the capacity to sue and to be sued in its own name.

4.	Abbott Luxembourg has full capacity, power and authority to (i) enter into and execute the Underwriting Agreement, (ii) perform its obligations under the Underwriting Agreement. Abbott Luxembourg has taken all corporate action necessary to authorize the execution and performance under the Underwriting Agreement.

5.	The individuals who have executed the Underwriting Agreement on behalf of Abbott Luxembourg have the authority to bind Abbott Luxembourg to the Underwriting Agreement in accordance with Abbott Luxembourg’s Articles of Association and Abbott Luxembourg’s Resolutions.

6.	The entry into and execution of the Underwriting Agreement by Abbott Luxembourg does not constitute a breach, violation of or conflict with its Articles of Association or any Luxembourg law in force and applicable to Abbott Luxembourg.

7.	The Underwriting Agreement has been executed by Abbott Luxembourg in accordance with its Articles of Association, Resolutions, and in accordance with Luxembourg law.

8.	The choice of the laws of the State of New York as the law governing the Underwriting Agreement will be upheld as a valid and binding choice of law by the Luxembourg Courts.

9.	The choice of the jurisdiction of the State of New York made in the Underwriting Agreement to settle disputes arising out of or in connection with the Underwriting Agreement will be upheld as valid and binding choice of jurisdiction by the Luxembourg Courts.

10.	A final and conclusive judgment (based on legal proceedings commenced by a valid service of process) obtained against Abbott Luxembourg in the courts of the State of New York, having jurisdiction in accordance with the provisions of the Underwriting Agreement in any suit, action or proceedings with respect to the Underwriting Agreement will be recognized and enforced by Luxembourg Courts.

11.	Under Luxembourg law, none of the following steps, nor any other acts, steps, filings,

Annex B-4-1

consents, registrations or approvals is necessary to ensure that the Underwriting Agreement is legal, valid, binding and enforceable, or admissible in evidence and none of those steps are necessary in connection with any proceedings or others steps to enforce the Underwriting Agreement in Luxembourg:

(i)	the execution of the Underwriting Agreement as a notarial act or in authentic form;

(ii)	the consent, approval, license or authorization by any court or public authority in Luxembourg, the registration, filing, recording or enrolment of the Underwriting Agreement or any form relating to the Underwriting Agreement, the payment of stamp, registration, documentary or similar taxes, except that registration with the Luxembourg indirect tax authorities (Administration de l’Enregistrement et des Domaines) in Luxembourg may be required as disclosed in the qualifications set out hereinafter.

12.	Abbott Luxembourg is not entitled to immunity from suit, execution, attachment or other legal process in Luxembourg with respect of their respective obligations under the Underwriting Agreement.

13.	It is not necessary in order to enable the Addressees to perform and enforce their rights under the Underwriting Agreement to be authorized to carry on business in Luxembourg or be licensed in Luxembourg.

Annex B-4-2